HENSLEY CONSULTANTS, INC.
                            -------------------------
                               16050 East 430 Road
                            Claremore, Oklahoma 74017
                              Phone: (918) 342-0466
                               Fax: (918) 283-1054
                         Emall: DanHensley@email.msn.com

August 7, 2000

Mr. Stan McCabe
Tri-State Energy Corporation
4920 South Lewis, Suit 107
Tulsa, Oklahoma 74105

IRE: APPRAISAL
     40% Wl IN SPEARS LEASE & LOCATION NOS. 1 & 2
     RENTIESVILLE NORTH  FIELD
     MCINTOSH AND MUSKOGEE COUNTIES, OKLAHOMA

Dear Mr. McCabe:

As per your request, an appraisal of 40 percent working and 30 percent net revenue interests in the Spears Lease and two drilling locations in the Rentiesville North Field of McIntosh and Muskogee Counties, Oklahoma, has been prepared. The effective date is October 1, 2000.

The appraisal is summarized as follows:

                               ESTIMATED                  NET CASH FLOW
         RESERVE           REMAINING RESERVES                      Present Worth
     CLASSIFICATION        Gross          Net         Total          Disc. @ 10%
     --------------        ---------------------      -----          -----------
PROVEN DEVELOPED
     Non-Producing
     Gas-MCF               200,113       60,034       $  187,728    $  150,628

PROVEN UNDEVELOPED
     Non-Producing
     Gas-MCF               1,394,096     418,229       1,299,413       946,238

TOTAL-PROVEN
     Gas-MCF               1,594,209     478,263      $1,487,141    $1,096,866



The properties in this report are appraised as having proved Developed Non-Producing and proved Undeveloped Non-Producing reserves. Proved Developed Non-Producing reserves are quantities assigned on the basis of well logs and tests that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs In the same area that are producing or have demonstrated the ability to produce on formation tests. Proved Undeveloped reserves are the undrilled portions of reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. The locations in this report satisfy the following conditions:
(1) the locations are direct offsets to wells that have indicated commercial production In the objective formation, (2) It Is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it Is reasonably certain the locations will be developed. A further explanation may be obtained from DEFINITIONS FOR OIL AND GAS RESERVES published by the Society of Petroleum Engineers (SPE), dated February 27, l987, and the 'Petroleum Reserves Definitions" published by the Society of Petroleum Engineers (SPE) and World Petroleum Congresses (WPC), dated January 3, 2000. The drilling locations also adhere to the Securities and Exchange Commission (SEC) definitions for Proved Developed and Proved Undeveloped reserves. Copies of these definitions will be furnished on request.

Enclosed as Exhibit 1 is a Grand Total Production Rate Forecast and Evaluation Report for the Spears No. 1 and two offset drilling locations. It shows a combined yearly forecast of the gross and net gas production, prices, net operating revenue, net operating expenses (direct, indirect, severance taxes and transportation), operating cash flow, capital investment, cash flow, discounted cash flow at 10 percent and present worth profile of the cash flow.

Enclosed as Exhibit 2 are the individual Production Rate Forecast and Evaluation Reports.

RESERVE ESTIMATION
------------------

The reserves appraised in this report are estimated by volumetric calculations and analogy. Volumetric calculations utilize productive areas, average thicknesses, average porosities, average water saturations and other measured characteristics. Analogy Is based on wells in the area that have produced economic quantities of hydrocarbon from the same formation under comparable reservoir characteristics.

CASH FLOW
---------

Cash Flow is the amount exclusive of Federal and State Income taxes, which will accrue to the appraised Interests from continued operation of the properties to depletion. This should not be construed as a fair market or trading value. No provision is made for the cost of plugging and abandoning the wells or the value of salvable equipment.

Income from the sale of gas Is based on the actual gas price received of $3.99 per MMbtu, less $0.24 per MMbtu transportation, fuel and compressor charges. This estimated price is $3.75 per MMbtu. The price is held constant.

Monthly operating expenses are estimated at $300 per month per well. These costs are based on actual expenses and are held constant.

The capital expenditure to perforate and fracture treat the Booch Sand in the Spears No.1 is based on actual cost estimates from the service companies that will perform Use work. The cost estimate to drill, complete and equip an Atoka test Is $145,000 and is Used on cost estimates furnished by service companies that work in the area.

GENERAL
-------
This appraisal is based on information furnished by you or obtained from reliable, outside sources. The reserve estimates in this report are prepared using accepted engineering and evaluation methods consistent with Industry standards. Information on working and net revenue interests, operating expenses, and current gas prices are accepted as correct. This information has not been independently verified. Title or ownership is assumed valid.

Representatives of this firm did not inspect the properties nor supervise well tests. Many variables affect the projection of producing rates and the recovery of gas. Some major factors are prudent operations, remedial work, gas compression and market demand. The reserve estimates in this report assume the wells will be operated prudently, using accepted gas industry practices. Actual production and future data may necessitate an adjustment in the reserve estimates.

Price projections in this appraisal are estimated per Tri-State Energy Corporations instructions. There is no assurance estimated gas prices will be maintained. There is no assurance projected future gas prices will be paid. Undeterminable facts and situations may occur causing the future cash flow from the sale of gas to vary from the estimates in this report.

This appraisal report is prepared for Ti-State Energy Corporation's exclusive use. The appraisal report, either in its entirety or any portion, should not be reproduced, distributed or made available to any other person or company without the written consent of Hensley Consultants, Inc.

VVell data and worksheets are available for inspection.

Sincerely, HENSLEY CONSULTANTS, INC.


/s/ Daniel R. Hensley
---------------------
    Daniel R. Hensley

                            HENSLEY CONSULTANTS, INC.
     APPRAISAL OF 40% WI IN SPEARS LSE & LOC NOS 1 & 2 FOR TRI-STATE ENERGY
            PRODUCTION RATE FORECAST AND EVALUATION -- SELECT ID 4-6


     WELL----GROSS PRODUCTION-------NET PRODUCTION----------PRICE--------------SALES INCOME----------

YEAR       CNT    BBL OIL    MCF GAS     BBL OIL    MCF GAS      OIL    GAS     OIL$       GAS         TOTAL $
----       ---    -------    -------     -------    -------      ---    ---     ----       ---         -------
2000        3        0        104,276       0        31,283     0.00   3.750      0      117,311      117,311
2001        3        0        350,784       0       105,235     0.00   3.750      0      394,632      394,632
2002        3        0        273,398       0        82,019     0.00   3.750      0      307,573      307,573
2003        3        0        228,726       0        68,618     0.00   3.750      0      257,317      257,317
2004        3        0        172,345       0        51,704     0.00   3.750      0      193,888      193,888
2005        3        0        129,924       0        38,977     0.00   3.750      0      146,164      146,164
2006        3        0         97,989       0        29,397     0.00   3.750      0      llO,237      110,237
2007        3        0         73,936       0        22,181     0.00   3.750      0       83,178       83,178
2008        3        0         55,040       0        16,512     0.00   3.750      0       61,919       61,919
2009        2        0         38,323       0        11,497     0.00   3.7BO      O       43,113       43,113
2010        2        0         29,108       O         8,732     0.00   3.750      0       32,747       32,747
2011        2        0         21,517       0         6,455     0.00   3.150      0       24,206       24,206
2012        1        0         10,673       0         3,202     0.00   3.750      0       12,007       12,007
2013        1        0          8,170       O         2,451     0.00   3.750      0        9,192        9,192
TOT                  0      1,594,209       0       478,263     0.00   3.750      0    1,793,485    1,793,485



                    -EXPENSES-                --NET--                 --OTHER--              --NET CASH FLOW--


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2000    8,212     0  1,080     9,292     108,019     126,000C   -17,981      -17,981      -18,671       -18,671
2001   27,624     0  4,320    31,944     362,688            0   362,688      344,707      337,211       318,540
2002   21,530     0  4,320    25,850     281,723       8,000C   273,723      618,430      231,275       549,816
2003   18,012     0  4,320    22,332     234,985            0   234,985      853,415      180,565       730,381
2004   13,572     0  4,320    17,892     175,996            0   175,996    1,029,411      122,945       853,236
2005   10,231     0  4,320    14,551     131,612            0   131,612    1,161,023       83,583       936,908
2006    7,717     0  4,320    12,037      98,201            0    98,201    1,259,224       56,696       993,604
2007    5,822     0  4,320    10,142      73,036            0    73,036    1,332,260       38,335     1,031,939


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2008    4,334     0  4,080     8,414      53,505           0     53,605    1,385,765       25,543     1,057,482
2009    3,018     0  2,880     5,898      37,215           0     37,215    1,422,980       16,143     1,073,625
2010    2,292     0  2,880     5,172      27,574           0     27,574    1,450,555       10,874     1,084,499
2011    1,694     0  2,760     4,454      19,752           0     19,752    1,470,307        7,090     1,091,589
2012      840     0  1,440     2,280       9,727           0      9,727    1,480,033        3,170     1,094,759
2013      643     0  1,440     2,083       7,108           0      7,108    1,487,141        2,106     1,096,866
TOT   125,544     0 46,800   172,344   1,621,141     134,000  1,487,141    1,487,141    1,096,866     1,096,866




PCNT DSCNT     $VALUE
   0.00       1,487,141                                   BBL OIL       MCF GAS                PREPARED BY: DRH
   5.00       1,263,847           ULTIMATE GROSS            0         1,594,209
  10.00       1,096,866           CUM PROD GROSS            0                  0 EFFECTIVE DATE: OCTOBER 1,2000
  15.00         968,145           FUTURE RES GR08S          0         1,594,209
  20.00         866,336           FUTURE RES NET            0           478,263
  25.00         784,036           GROSS WELL COUNT          0.000         3.000
  30.00         716,258           NET WELL COUNT            0.000         1.200
  35.00         659,539
  40.00         611,416           NET LEASEHOLD             0
  45.00         570,092
  50.00         534,233

  ROR: > 50.00 IROT:11.10


  PAYOUT:      EROI:12.10

EXHIBIT 1

HENSLEY CONSULTANTS, INC.
APPRAISAL OF 40% WI IN SPEARS LSE & LOC NOS 1 & 2 FOR TRI-STATE ENERGY PRODUCTION RATE FORECAST AND EVALUATION -- SELECT ID 4-6


     WELL----GROSS PRODUCTION-------NET PRODUCTION----------PRICE--------------SALES INCOME----------

YEAR       CNT    BBL OIL    MCF GAS     BBL OIL    MCF GAS      OIL    GAS     OIL$       GAS         TOTAL $
----       ---    -------    -------     -------    -------      ---    ---     ----       ---         -------
  2000      1        0        17,265        0         5,179     0.00   3.750      0      19,423       19,423
  2001      1        0        56,225        0        16,868     0.00   3.750      0      63,253       63,253
  2002      1        0        40,180        0        12,054     0.00   3.750      0      45,202       45,202
  2003      1        0        28,713        0         8,614     0.00   3.750      0      32,303       32,303
  2004      1        0        20,519        0         6,156     0.00   3.750      0      23,084       23,084
  2005      1        0        14,664        0         4,399     0.00   3.750      0      16,497       16,497
  2006      1        0        10,479        0         3,144     0.00   3.750      0      11,789       11,789
  2007      1        0         7,488        0         2,247     0.00   3.750      0       8,425        8,425
  2008      3        0         4,580        0         1,374     0.00   3.750      0       5,152        5,152

  TOT                0       200,113        0        60,034     0.00   3.750      0     225,127      225,127


                    -EXPENSES-                --NET--                 --OTHER--              --NET CASH FLOW--


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2000    1,360     0     360   1,720      17,703      10,000C     7,703       7,703         7,506        7,506
2001    4,428     0   1,440   5,868      57,386            0    57,386      65,089        53,379       60,886
2002    3,164     0   1,440   4,604      40,598            0    40,598     105,687        34,332       95,218
2003    2,261     0   1,440   3,701      28,601            0    28,601     134,288        21,989      117,206
2004    1,616     0   1,440   3,056      20,028            0    20,028     154,317        13,999      131,205
2005    1,155     0   1,440   2,595      13,902            0    13,902     168,219         8,834      140,039
2006      825     0   1,440   2,265       9,524            0     9,524     177,742         5,502      145,542
2007      590     0   1,440   2,030       6,395            0     6,395     184,137         3,359      148,901
2008      361     0   1,200   1,561       3,591            0     3,591     187,728         1,727      150,628

TOT    15,759     0  11,640  27,399     197,728       10,000   187,728     187,728       150,628      150,628



PCNT DSCNT   $VALUE
   0.00      187,728                          BBL OIL         MCF GAS      PREPARED BY: DRH
   5.00      167,100    ULTIMATE GROSS            0           200,113
  10.00      150,628    CUM PROD GROSS            0                 0      EFFECTIVE DATE: OCTOBER 1,2000
  15.00      137,229    FUTURE RES GR08S          0           200,113      LEASE ID: 4
  20.00      126,151    FUTURE RES NET            0            60,034      LEASE NAME: SPEARS
  25.00      116,859    GROSS WELL COUNT          0.000         1.000      WELL NAME: NO. 1
  30.00      108,967    NET WELL COUNT            0.000         0.400      STATE: OKLAHOMA
  35.00      102,186                                                       COUNTY: MCINTOSH
  40.00       96,302    INTERESTS                                          FIELD: RENTIESVILLE NORTH
  45.00       91,151    YR MO  OILINT    GASINT    WORINT    TANGINT   INTANGINT
  50.00       86,604    0 10   0.300000  0.300000  0.400000  0.400000  0.400000

  ROR: > 50.00 IROT:18.77                        OPERATOR: TRI-STATE ENERGY CORP
                                          RES CAT: PROVED DEVELOPED NONPRODUCING
  PAYOUT:0.17 EROI: 19.77                                       ECON LIMIT: 0810

  COMPLETION 7 FRAC TREATMENT IN BOOCH SAND 916-951 FT.  -10/1/00

EXHIBIT 2 Page 1

                            HENSLEY CONSULTANTS, INC.
     APPRAISAL OF 40% WI IN SPEARS LSE & LOC NOS 1 & 2 FOR TRI-STATE ENERGY
            PRODUCTION RATE FORECAST AND EVALUATION -- SELECT ID 4-6


     WELL----GROSS PRODUCTION-------NET PRODUCTION----------PRICE--------------SALES INCOME----------

YEAR       CNT    BBL OIL    MCF GAS     BBL OIL    MCF GAS      OIL    GAS     OIL$       GAS         TOTAL $
----       ---    -------    -------     -------    -------      ---    ---     ----       ---         -------
2000        1        0         43,593       0         13,078    0.00   3.750      0       49,043       49,043
2001        1        0        149,025       0         44,707    0.00   3.750      0      167,653      167,653
2002        1        0        124,102       0         37,231    0.00   3.750      0      139,615      139,615
2003        1        0        118,202       0         35,461    0.00   3.750      0      132,977      132,977
2004        1        0         90,487       0         27,146    0.00   3.750      0      101,798      101,798
2005        1        0         69,271       0         20,781    0.00   3.750      0       77,929       77,929
2006        1        0         53,029       0         15,909    0.00   3.750      0       59,657       59,657
2007        1        0         40,595       0         12,179    0.00   3.750      0       45,669       45,669
2008        1        0         31,077       0          9,323    0.00   3.750      0       34,961       34,961
2009        1        0         23,790       0          7,137    0.00   3.750      0       26,764       25,764
2010        1        0         18,212       0          5,464    0.00   3.750      0       20,489       20,489
2011        1        0         13,942       0          4,183    0.00   3.750      0       15,685       15,685
2012        1        0         10,673       0          3,202    0.00   3.750      0       12,007       12,007
2013        1        0          8,170       0          2,451    0.00   3.750      0        9,192        9,192

TOT                  0        794,168       0        238,250    0.00   3.750      0      893,439      893,439


                    -EXPENSES-                --NET--                 --OTHER--              --NET CASH FLOW--


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2000     3,433    0     360    3,793      45,250     58,000C    -12,750    -12,750        -12,999     -12,999
2001    11,736    0   1,440   13,176     154,477           0    154,477    141,727        143,595     130,597
2002     9,773    0   1,440   11,213     128,402      8,000C    120,402    262,129        101,662     232,258
2003     9,308    0   1,440   10,748     122,229           0    122,229    384,358         93,909     326,167
2004     7,126    0   1,440    8,566      93,232           0     93,232    477,590         65,119     391,287
2005     5,455    0   1,440    6,895      71,034           0     71,034    548,624         45,105     436,391
2006     4,176    0   1,440    5,616      54,041           0     54,041    602,666         31,196     467,587
2007     3,197    0   1,440    4,637      41,033           0     41,033    643,772         21,533     489,120


                    -EXPENSES-                --NET--                 --OTHER--              --NET CASH FLOW--


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2008    2,477     0   1,400    3,887      31,074          0      31,074    674,772         14,825     503,945
2009    1,873     0   1,400    3,313      23,450          0      23,450    698,223         10,171     514,117
2010    1,434     0   1,400    2,874      17,614          0      17,614    715,837          6,946     521,062
2011    1,098     0   1,400    2,538      13,147          0      13,147    728,984          4,713     525,775
2012      840     0   1,400    2,280       9,727          0       9,727    738,710          3,170     528,946
2013      643     0   1,400    2,083       7,108          0       7,108    745,818          2,106     531,052

TOT    62,541     0  19,080   81,621     811,818     66,000     745,818    745,818        531,052     531,052


PCNT DSCNT    $VALUE
   0.00       745,818                           BBL OIL        MCF GAS  PREPARED BY: DRH
   5.00       621,831    ULTIMATE GROSS            0           794,168
  10.00       531,052    CUM PROD GROSS            0                 0  EFFECTIVE DATE: OCTOBER 1,2000
  15.00       462,336    FUTURE RES GR08S          0           794,168  LEASE ID: 5
  20.00       408,835    FUTURE RES NET            0           238,250  LEASE NAME: LOCATION
  25.00       366,175    GROSS WELL COUNT          0.000         1.000  WELL NAME: NO. 1
  30.00       331,460    NET WELL COUNT            0.000         0.400  STATE: OKLAHOMA
  35.00       302,718                                                   COUNTY: MCINTOSH
  40.00       278,560    INTERESTS                                      FIELD: RENTIESVILLE NORTH
  45.00       257,992    YR MO  OILINT    GASINT    WORINT    TANGINT   INTANGINT
  50.00       240,280    0 10   0.300000  0.300000  0.400000  0.400000  0.400000

  ROR: > 50.00 IROT:11.30                       OPERATOR: TRI-STATE ENERGY CORP
                                       RES CAT: PROVED UNDEVELOPED NONPRODUCING
  PAYOUT:0.33 EROI: 12.30                                      ECON LIMIT: 1312

  DRILL & COMPLETE ATOKA PRODUCER 10/1/00.  COMINGLE W/BOOCH 10/1/02.

EXHIBIT 2 Page 2

                            HENSLEY CONSULTANTS, INC.
     APPRAISAL OF 40% WI IN SPEARS LSE & LOC NOS 1 & 2 FOR TRI-STATE ENERGY
            PRODUCTION RATE FORECAST AND EVALUATION -- SELECT ID 4-6


     WELL----GROSS PRODUCTION-------NET PRODUCTION----------PRICE--------------SALES INCOME----------

YEAR       CNT    BBL OIL    MCF GAS     BBL OIL    MCF GAS      OIL    GAS     OIL$       GAS         TOTAL $
----       ---    -------    -------     -------    -------      ---    ---     ----       ---         -------
  2000      1        0         43,418       0         13,025    0.00   3.750      0       48,845       48,845
  2001      1        0        145,534       0         43,660    0.00   3.750      0      163,726      163,726
  2002      1        0        109,116       0         32,735    0.00   3.750      0      122,755      122,755
  2003      1        0         81,811       0         24,543    0.00   3.750      0       92,037       92,037
  2004      1        0         61,339       0         18,402    0.00   3.750      0       69,006       69,006
  2005      1        0         45,989       0         13,797    0.00   3.750      0       51,738       51,738
  2006      1        0         34,481       0         10,344    0.00   3.750      0       38,791       38,791
  2007      1        0         25,853       0          7,756    0.00   3.750      0       29,084       29,084
  2008      1        0         19,383       0          5,815    0.00   3.750      0       21,806       21,806
  2009      1        0         14,533       0          4,360    0.00   3.750      0       16,349       16,349
  2010      1        0         10,896       0          3,269    0.00   3.750      0       12,258       12,258
  2011      1        0          7,575       0          2,272    0.00   3.750      0        8,522        8,522

  TOT                0        599,928       0        179,978    0.00   3.750      0      674,919      674,919


                    -EXPENSES-                --NET--                 --OTHER--              --NET CASH FLOW--


YEAR    TAXES     MKTG OPER    TOTAL   OPER INCOME     COSTS    ANNUAL    CUMULATIVE    10.00 PCNT    DISCOUNTED
----    -----     ---------    -----   -----------     -----    ------    ----------    ----------    ----------
2000     3,419    0     360    3,779      45,066     58,000C    -12,934    -12,934        -13,178     -13,178
2001    11,461    0   1,440   12,901     150,825           0    150,825    137,891        140,237     127,058
2002     8,593    0   1,440   10,033     112,722           0    112,722    250,614         95,282     222,340
2003     6,443    0   1,440    7,883      84,155           0     84,155    334,768         64,668     287,007
2004     4,830    0   1,440    6,270      62,736           0     62,736    397,504         43,827     330,834
2005     3,622    0   1,440    5,062      46,676           0     46,676    444,180         29,644     360,478
2006     2,715    0   1,440    4,155      34,636           0     34,636    478,816         19,998     380,476
2007     2,036    0   1,440    3,476      25,608           0     25,608    504,425         13,442     393,917
2008     1,526    0   1,400    2,966      18,840           0     18,840    523,264          8,990     402,908
2009     1,144    0   1,400    2,584      13,765           0     13,765    537,029          5,972     408,880
2010       858    0   1,400    2,298       9,960           0      9,960    546,989          3,929     412,808
2011       597    0   1,320    1,917       6,605           0      6,605    553,595          2,377     415,186

TOT     47,244    0  16,080   63,324     611,595      58,000    553,595    553,595        415,186     415,186


PCNT DSCNT    $VALUE
   0.00       553,595                         BBL OIL         MCF GAS  PREPARED BY: DRH
   5.00       474,916   ULTIMATE GROSS            0           599,928
  10.00       415,186   CUM PROD GROSS            0                 0  EFFECTIVE DATE: OCTOBER 1,2000
  15.00       368,580   FUTURE RES GR08S          0           599,928  LEASE ID: 6
  20.00       331,350   FUTURE RES NET            0           179,978  LEASE NAME: LOCATION
  25.00       301,002   GROSS WELL COUNT          0.000         1.000  WELL NAME: NO. 2
  30.00       275,831   NET WELL COUNT            0.000         0.400  STATE: OKLAHOMA
  35.00       254,636                                                  COUNTY: MCINTOSH
  40.00       236,554   INTERESTS                                      FIELD: RENTIESVILLE NORTH
  45.00       220,949   YR MO  OILINT    GASINT    WORINT    TANGINT   INTANGINT
  50.00       207,348   0 10   0.300000  0.300000  0.400000  0.400000  0.400000

  ROR: > 50.00 IROT: 9.54                      OPERATOR: TRI-STATE ENERGY CORP
                                      RES CAT: PROVED UNDEVELOPED NONPRODUCING
  PAYOUT:0.33 EROI: 10.54                                     ECON LIMIT: 1111

  DRILL & COMPLETE ATOKA PRODUCER 10/1/00.

EXHIBIT 2 Page 3